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                                                                     EXHIBIT 4.9

                                WAVE OPTICS, INC.
                             1997 SHARE OPTION PLAN
                     (as amended and restated July 1, 1997)

1.      PURPOSE

        This 1997 Share Option Plan (the "Plan") is intended to reward past service by, increase incentive for and encourage ordinary share ownership on the part of selected key employees of, and consultants retained by, Wave Optics, Inc. (the "Corporation") or other corporations which are or become subsidiaries of the Corporation. It is also the purpose of the Plan to provide such employees and consultants with a proprietary interest, or increase their proprietary interest, in the Corporation and its subsidiaries, and to encourage them to continue in the employ of or to be retained by the Corporation or the subsidiaries. It is intended that certain options granted pursuant to the Plan shall constitute incentive share options ("incentive share options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), and that certain options granted pursuant to the Plan shall not constitute incentive share options ("non-qualified share options"). The word "subsidiaries" as used in the Plan shall mean corporations in which the Corporation owns, directly or indirectly, more than 50% of the voting shares, in accordance with Section 424(f) of the Code.

2.      SHARES

        The shares subject to the Plan shall be the shares of the Corporation's authorized but unissued ordinary shares of S$0.01 each in the capital of the Corporation ("Shares"). The aggregate number of shares which may be issued under the Plan shall not exceed 75,000, subject to such adjustments as may be required pursuant to Section 6 hereof. In the event that any outstanding option under the Plan shall expire or be terminated for any reason, the Shares allocated to the unexercised portion of such option shall again become available to be made subject to an option under the Plan.

3.      ADMINISTRATION

        The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Corporation (the "Board"). The Board shall be authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan or the options granted thereunder as it may deem necessary or advisable. The interpretation and construction by the Board of any provisions of the Plan or any option granted pursuant thereto shall be final, binding and conclusive. No member of the Board shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction thereunder.

        Notwithstanding the foregoing, the Board shall have the authority to delegate its duty to administer the Plan to a committee of the Board appointed by the Board. In addition, as of the date of the first registration of an equity security of the Corporation under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Plan shall be administered in such manner as the Board shall determine in order to assure that the Plan complies with Rule 16b-3 of

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the Securities and Exchange Commission ("Rule 16b-3") if the Board shall deem such compliance necessary or advisable. Any committee charged with administration of the Plan shall have all the powers and protections authorized to the Board under the Plan, except those powers set forth in Section 14 hereof, until the Board shall decide otherwise.

4.      ELIGIBILITY AND AWARD OF OPTIONS

        The Board shall have full and final authority in its discretion, at any time and from time to time, to grant or authorize the granting of options to such officers and other key employees of and consultants retained by the Corporation or its subsidiaries, including members of the Board, as it may select, and for such numbers of shares as it shall designate; provided, however, that, notwithstanding any other provision hereof, no member of the Board shall take any action with respect to his or her participation in the Plan, in accordance with Section 310(a)(2) of the California General Corporation Law (the "Law"). In no event, however, may any consultant participate in the Plan if such participation is (a) prohibited, or (b) restricted (either absolutely or subject to various securities requirements whether legal or administrative, being complied with), in the jurisdiction in which such consultant is resident under the relevant securities laws of that jurisdiction. Provided always that in the case of (b) above, the relevant consultant's participation in the Plan may be effected at the absolute discretion of the Committee if compliance with the relevant securities requirements of the jurisdiction in which such consultant is resident is not impractical (having regard to the nature of those requirements) and would not involve undue expense. The Board shall have full and final authority in its discretion to determine, in the case of officers and other key employees, whether such options shall be incentive share options or non-qualified share options and whether incentive share options and non-qualified share options shall be awarded pursuant to separate grants or in conjunction. However, the aggregate fair market value (determined as of the date on which the option is granted) of the Shares with respect to which incentive share options granted to an officer or other key employee may be exercisable for the first time by such individual during any calendar year (under all incentive share option plans of his or her employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. Persons selected by the Board who are prospective employees of or consultants retained by the Corporation or its subsidiaries shall be eligible to receive non-qualified share options; provided, however, that, in the case of prospective employees, such options shall be subject to such persons' becoming employees, of the Corporation or its subsidiaries. All options granted under the Plan shall be subject to the Corporation's receipt of adequate consideration in accordance with Section 409 of the Law.

        The date on which an option shall be granted shall be the date of the Board's authorization of such grant or such later date as may be determined by the Board at the time such grant is authorized. Any individual may hold more than one option.

5.      TERMS AND CONDITIONS OF OPTIONS

        Share options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board shall determine, which agreements shall comply with the following terms and conditions:

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        (A)    Optionee's Retention or Employment

               Each option agreement shall state that it shall not be construed as granting an optionee who is a consultant any right to continued retention by or employment with, or an optionee who is or becomes an employee any right to continued employment with, the Corporation or any subsidiary and that, subject to any written retention or employment agreement between the optionee and the Corporation or any subsidiary, such retention and employment shall be terminable at will by the Corporation or such subsidiary.

        (B)    Number of Shares

               Each option agreement shall state the number of the Shares to which the option pertains.

        (C)    Option Price

               Each option agreement shall state the option price per share, which shall be not less than 85%, in the case of a non-qualified share option, and 100%, in the case of an incentive share option, of the fair market value of a Share on the date the option is granted. Notwithstanding the foregoing, the option price per share of any option, whether incentive or non-qualified, granted to a person who, on the date of such grant and in accordance with
Section 424(d) of the Code, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Corporation (or of its parent or subsidiary corporation) shall be not less than 110% of the fair market value of a Share on the date the option is granted. In no event may the exercise price be less than the par value of a Share. Fair market value shall mean (i) the average of the closing bid and asked prices of the Shares quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Shares is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the date an option is granted or, if no report is available for such date, for the next preceding date for which such a report is available; or (ii) if the Shares is not traded Over-The-Counter or on an exchange, the amount determined in good faith by the Board for the date an option is granted by applying the rules and principles of valuation set forth in Treasury Regulation Section 20.2031-2, relating to the valuation of shares for purposes of Section 2031 of the Code.

        (D)    Medium and Time of Payment

               The option price shall be payable upon the exercise of an option in legal tender of the United States (in cash or by certified check). Upon receipt of payment, the Corporation shall promptly deliver to the optionee (or the person entitled to exercise the option) a certificate or certificates for the Shares to which the option pertains.

        (E)    Term and Exercise of Option

               Each option shall state the time or times when it becomes exercisable and, subject to the other provisions of the Plan, the time or times when it expires, both of which provisions shall be determined by the Board; provided, however, that each option shall become exercisable at the rate of at least twenty (20) percent per year over five (5) years from the date the option is

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granted. To the extent that an option has become exercisable, it may be exercised in whole or in such lesser amount as authorized by the option agreement. If exercised in part, the unexercised portion of an option shall continue to be held by the optionee and may thereafter be exercised as provided in the option agreement and herein. Notwithstanding any other provision of the Plan, (i) no option granted to an employee under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant, and no option granted to a consultant under the Plan shall be exercisable after the expiration of five (5) years from the date of its grant and (ii) no incentive share option granted under the Plan to a person who, on the date of such grant and in accordance with Section 424(d) of the Code, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Corporation (or of its parent or subsidiary corporation) shall be exercisable after the expiration of five (5) years from the date of its grant.

        (F) Termination of Employment or Retention

            (i) If an optionee who is an employee shall cease to be employed, or an optionee who is a consultant shall cease to be retained (other than to become an employee), by the Corporation and any of its subsidiaries for any reason other than death or disability, his or her option may be exercised within a period, determined by the Board and set forth in the relevant option agreement, not shorter than thirty (30) days or longer than ninety (90) days after the date of such cessation of employment or retention, as the case may be, but only to the extent such option was exercisable under the terms of such option agreement on such date.

            (ii) If an optionee who is an employee shall cease to be employed, or an optionee who is a consultant shall cease to be retained, by the Corporation and any of its subsidiaries by reason of disability, his or her option may be exercised within a period, determined by the Board and set forth in the relevant option agreement, not shorter than six (6) months or longer than one (1) year after the date of such cessation of employment or retention, as the case may be, but only to the extent such option was exercisable under the terms of such option agreement on such date.

            (iii) If an optionee should die while in the employ of, or while retained by, the Corporation or any subsidiary or within the period not shorter than thirty (30) days or longer than ninety (90) days or not shorter than six
(6) months or longer than one (1) year referred to above, whichever is applicable, his or her option may be exercised, to the extent it was exercisable under the terms of the relevant option agreement immediately prior to the optionee's death, at any time within a period, determined by the Board and set forth in such option agreement, not shorter than six (6) months or longer than one (1) year after the optionee's death by the optionee's executors or administrators or the person or persons to whom the option is transferred by will or by the applicable laws of descent and distribution. No transfer of an option by the optionee by will or by the applicable laws of descent and distribution shall be effective unless the Corporation shall have been furnished with written notice thereof, and such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance of the transferee or transferees of the terms and conditions of the option, and to establish compliance with any laws or regulations pertaining thereto.

        Disability shall mean an optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected

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to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, in accordance with
Section 22(e)(3) of the Code.

        (G) Other Provisions

            The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, restrictions on the transferability and/or right to retain the Shares received upon the exercise of options, and restrictions required by any applicable securities laws, as the Board shall deem advisable. Each optionee shall receive copies of the Corporation's financial statements on an annual basis.

6.      CHANGES IN CAPITALIZATION, REORGANIZATIONS AND OTHER EVENTS

        Subject to any action by the shareholders of the Corporation required by law, the number of the Shares covered by the Plan and each outstanding option, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the Shares) or any other increase or decrease in the number of such shares effected without the receipt of consideration by the Corporation; provided, however, that no such adjustment shall result in the issuance of any fractional shares. The issuance of the Shares upon the conversion of convertible securities shall be treated as an issuance for which the Corporation receives consideration for this purpose. Adjustments pursuant to this paragraph shall be made by the Board, whose determinations shall be final, binding and conclusive.

        A dissolution or liquidation of the Corporation shall cause each outstanding option to terminate. A merger or consolidation in which the Corporation is not the surviving corporation shall affect each outstanding option in the manner set forth in the applicable option agreement.

        The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

7.      NONASSIGNABILITY

        No option granted under the Plan shall be assignable or transferable by an optionee except by will or the laws of descent and distribution. An option granted under the Plan shall be exercisable, during the optionee's lifetime, only by the optionee.

8.      NO OBLIGATION TO EXERCISE OPTION

        The granting of an option shall impose no obligation upon the optionee or a transferee of the optionee to exercise such option.

9.      RIGHTS AS A SHAREHOLDER

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        An optionee or a transferee of an optionee shall have no rights as a shareholder with respect to any shares covered by his or her option until the date of the allotment and issuance of such shares to the optionee/transferee and upon his or her registration as the registered holder of such shares in the Branch Register of Members. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 6.

10.     MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

        Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew the exercisability of outstanding options granted under the Plan. Furthermore, the Board may, subject to any applicable provisions of the Plan, upon the cancellation of previously granted higher priced options, regrant options at a lower price. Notwithstanding the foregoing, however, no modification or cancellation and regrant of an option shall, without the written consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

11.     USE OF PROCEEDS

        The proceeds received from the sale of the Shares pursuant to the exercise of options granted under the Plan shall be used for general corporate purposes.

12.     APPROVAL OF SHAREHOLDERS

        Options granted under the Plan shall be subject to approval of the Plan by the shareholders in accordance with Section 422 of the Code. No option granted hereunder may become exercisable unless and until such approval is obtained. In the event an equity security of the Corporation is registered under
Section 12 of the Exchange Act, the Plan shall again be submitted for approval by the shareholders, for purposes of Rule 16b-3 and in accordance with the provisions of such Rule, if the Board shall deem compliance with such Rule necessary or advisable.

13.     TERM OF PLAN

        The Plan is effective June 1, 1997 and, unless terminated sooner pursuant to Section 14, shall remain in effect until the earlier of the close of business on May 31, 2007 or when all the Shares subject to or which may become subject to the Plan have been issued upon the exercise of options granted under the Plan.

14.     TERMINATION OR AMENDMENT OF THE PLAN

        The Board may from time to time suspend, discontinue or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that no such action of the Board shall:


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        (A)    without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan;

        (B) without the approval of the shareholders of the Corporation in accordance with Section 422(b)(1) of the Code, increase the aggregate number of the Shares which may be issued under options granted under the Plan (except as may be effected pursuant to the provisions of Section 6);

        (C) without the approval of the shareholders of the Corporation in accordance with Section 422(b)(1) of the Code, change the designation of the employees or class of employees eligible to receive incentive share options under the Plan;

        (D) as of the date of the first registration of an equity security of the Corporation under Section 12 of the Exchange Act and if the Board shall deem compliance with Rule 16b-3 necessary or advisable, without the approval of the shareholders of the Corporation for purposes of Rule 16b-3 and in accordance with the provisions of such Rule, materially increase the benefits accruing to participants under the Plan, materially increase the number of securities which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan; or

        (E) without such approval by the shareholders of the Corporation as shall be necessary in the opinion of counsel, otherwise amend or modify the Plan.

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               THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS
AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY
SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


                                WAVE OPTICS, INC.
                        INCENTIVE SHARE OPTION AGREEMENT


        THIS AGREEMENT, by and between Wave Optics, Inc., a California corporation (hereinafter called the "Corporation"), and _______________ (hereinafter called the "Optionee"), is made as of the _______________.

                                   WITNESSETH:
        WHEREAS, the Corporation has a 1997 Share Option Plan (hereinafter called the "Plan"), providing for the granting of share options to employees of the Corporation and its subsidiaries (as defined in the Plan), some of which options are intended to be incentive share options (hereinafter referred to as "incentive share options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase ordinary shares of S$0.01 each in the capital of the Corporation (the "Shares"); and

        WHEREAS, the Board of Directors of the Corporation (the "Board") has authorized the granting of an incentive share option to the Optionee on the date of this Agreement, thereby allowing the Optionee to acquire a proprietary interest in the Corporation in order that said Optionee will have a further incentive for continuing to be retained by and increasing his or her efforts on behalf of the Corporation and its subsidiaries.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter set forth and the sum of $1.00 paid by the option holder to the Corporation (the receipt, adequacy and sufficiency of which the Corporation herby acknowledges), the parties hereto hereby agree as follows:

1. The Corporation hereby grants to the Optionee, as a separate incentive and not in lieu of any fees or other compensation for his or her services, an incentive share option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of _______________ shares of authorized but unissued Shares, at the exercise price set forth in paragraph 2 of this Agreement.

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2. The exercise price per share (the "Option Price") shall be $_______________, which is not less than the fair market value per Share on the date of this Agreement. The Option Price shall be payable in legal tender of the United States (in cash or by certified check).

3. The number and class of shares specified in paragraph 1 above, and/or the Option Price, are subject to appropriate adjustment in the event of certain changes in the shares of the Corporation as set forth in the Plan. A dissolution or liquidation of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, or a change in control of the Corporation will cause the option granted hereunder to terminate, unless and except to the extent that the agreement effecting the merger, consolidation or change in control shall provide that the option shall continue in effect; provided that the Optionee shall be given thirty (30) days' (or, if less, the maximum practicable) prior written notice of an such event and, prior to such event shall have the right to exercise the option granted hereunder, in whole or in part, to the extent permitted under paragraph 4 below. For purposes of this Agreement, a change in control of the Corporation shall be deemed to have occurred whenever any of the following occurs with respect to the Corporation:
(i) the direct or indirect sale or exchange in a single transaction or series of related transactions by the shareholders of the Corporation of more than fifty percent (50%) of the voting shares of the Corporation; (ii) a merger or consolidation in which the Corporation is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Corporation; provided that in the case of (ii) or (iii), a change in control shall be deemed to have occurred only if the shareholders of the Corporation immediately before the transaction do not retain immediately after the transaction, in substantially the same proportions as their ownership of shares of the Corporation's voting shares immediately before the transaction, ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting shares of the Corporation or the surviving corporation or the corporation or corporations to which the assets of the Corporation were transferred.

4. The right to exercise the option shall accrue as to one fourth (1/4) of the number of shares subject to the option on _______________ and as to an additional two and eight hundred thirty-three ten-thousandths percent (2.0833%) of the number of shares subject to the option as of the end of each of the thirty-six (36) consecutive calendar months following such date, provided that the Optionee's employment with the Corporation shall continue as of each such date. Shares entitled to be, but not, purchased as of any such date may be purchased at any subsequent time, subject to paragraphs 5 and 6 below. The number of shares which may be purchased as of any such date shall be rounded up to the nearest whole number. No partial exercise of the option may be for less than ten percent (10%) of the number of shares subject to the option.

5. Notwithstanding any other provision of this Agreement, the option may not be exercised after, and shall expire on, the close of business on (i) in respect of options granted to employees of the Corporation, the tenth anniversary of the date hereof, or, (ii) in respect of options granted to consultants, the fifth anniversary of the date hereof, unless terminated sooner pursuant to paragraph 6 below.

6. In the event of termination of the Optionee's employment with the Corporation and its subsidiaries for any reason except death or disability, the Optionee may, on or before the close of business on the earlier of the date thirty (30) days after the date of such termination or the date determined under paragraph 5 above, exercise the option to the extent the Optionee could have exercised the option on the date of such termination pursuant to paragraph 4 above. In the event of termination of the Optionee's employment with the Corporation and its subsidiaries by reason of his or her disability, the Optionee may, on or before the close of business on the earlier of the date six (6) months after the date of such termination or the date determined under paragraph 5 above, exercise the option to the extent the Optionee could have exercised the option on the date of such termination pursuant to paragraph 4 above. If the Optionee shall die during such thirty (30) day period or such six (6) month period, whichever is applicable, or while in the employ of the Corporation or any subsidiary, the Optionee's transferee as determined under paragraph 8 below may exercise the option, as hereinafter provided, only to the same extent as the Optionee could have exercised the option immediately prior to his or her death pursuant to paragraph 4 above on or before the close of business on the earlier of the date one (1) year after the date of the Optionee's death or the date determined under paragraph 5 above. If the option is not exercised prior to the end of the applicable period described in this paragraph 6, it shall terminate at the end of such period.

7. The option shall be exercisable during the Optionee's lifetime only by the Optionee. The option shall be non-transferable by the Optionee otherwise than by will or the laws of descent and distribution.

8. To the extent exercisable after the Optionee's death, the option shall be exercised only by the Optionee's transferee, who shall be the Optionee's executor(s) or administrator(s) or the person or persons to whom the option is transferred under the Optionee's will or, if the Optionee shall fail to make testamentary disposition of the option, under the applicable laws of descent and distribution. Any transferee exercising the option must furnish the Corporation with (a) written notice of his or her status as transferee, (b) evidence satisfactory to the Corporation to establish the validity of the transfer of the option and compliance with any laws or regulations pertaining to said transfer, and (c) written acceptance of the terms and conditions of the option as prescribed in this Agreement.

9. Subject to paragraphs 10 and 11 below, the option may be exercised by the person then entitled to do so by delivering to the Corporation (a) written notice of exercise in the form attached hereto as Exhibit A (which includes certain restrictions on the transfer of such shares), specifying the number of full shares to be purchased, and (b) full payment of the Option Price thereof (and the amount of any tax the Corporation is required by law to withhold by reason of such exercise). The Corporation shall issue a certificate representing the shares so purchased within a reasonable time after its receipt of such notice of exercise and such payment.

10. Because of the exemption from the qualification requirements of the California Corporate Securities Law of 1968 (the "Law") relied upon by the Corporation in granting the option to the Optionee, the Optionee represents and warrants to the Corporation that the Optionee, by reason of his or her business or financial experience or the business or financial experience of his or her professional advisors who are unaffiliated with and who are not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly, has the capacity to protect his or her own interests in connection with the issuance and exercise of the option and is accepting the option, and will purchase the Shares upon exercising the option, for his or her own account and not with a view to or for sale in connection with any distribution thereof. The Optionee hereby acknowledges that the option is not transferable otherwise than in accordance with paragraph 7 above.

11. The issuance of Shares upon exercise of the option will be subject to compliance by the Corporation and the person exercising the option with all applicable requirements of federal and state securities and other laws relating thereto and with all applicable regulations of any shares exchange on which the Shares may be listed at the time of such issuance. No person may exercise the option at any time when, in the opinion of counsel to the Corporation, such exercise is not permitted under applicable federal or state securities laws. Nothing herein shall be construed to require the Corporation to register or qualify under applicable federal or state securities laws, or take any action to secure an exemption from such registration and qualification for, the issuance of the Shares upon exercise of the option.

12. The Optionee shall receive financial statements of the Corporation once during each fiscal year of the Corporation while his or her option is outstanding. The Optionee hereby acknowledges that such financial information is confidential to the Corporation and the Optionee further agrees to keep such information confidential.

13. Neither the Optionee nor any person claiming under or through the Optionee shall be or have any of the rights or privileges of a shareholder of the Corporation in respect of any of the shares issuable upon the exercise of the option, unless and his or her name is duly registered in the Branch Register of Members of the Corporation maintained by Equiserve L.P., the share registrar and transfer agent of the Corporation.

14. Nothing in this Agreement shall be construed as granting the Optionee any right to continued employment. Except as the Corporation, or the subsidiary employing the Optionee, and the Optionee shall have otherwise agreed in writing, the Optionee's employment shall be terminable by the Corporation, or by such subsidiary, at will. The Board in its sole discretion shall determine whether any leave of absence or interruption in service (including an interruption during military service) shall be deemed a termination of employment for the purposes of this Agreement.

15. Any notice to be given to the Corporation under the terms of this Agreement shall be addressed to the Corporation. Any notice to be given to the Optionee shall be in writing and delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the Optionee at the address set forth beneath the Optionee's signature hereto, or at such other address as the Optionee may hereafter designate in writing. Any such notice shall be deemed to have been duly given when deposited in a United States post office.

16. Nothing herein contained shall affect the Optionee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee benefit plan or program of the Corporation or any subsidiary.

17. Except as otherwise herein provided, the option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of said option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, said option and the rights and privileges conferred hereby shall immediately become null and void.

18. Subject to the limitation on the transferability of the option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

20. In the event that the Plan is administered by a committee of the Board (the "Committee") at any time subsequent to the date of this Agreement, all references herein to the Board shall be construed to mean the Committee for the period(s) during which the Committee administers the Plan.

21. This Agreement is subject to the terms and conditions of the Plan, including the Board's discretion to modify the provisions hereof. The Plan is incorporated herein by this reference and the Optionee acknowledges receipt of a copy thereof.

22. The Optionee hereby acknowledges that: (i) this Agreement was prepared with his or her knowledge; (ii) he or she was advised by the Corporation to seek independent counsel to review this Agreement on his or her behalf; (iii) he or she had adequate time to seek the advice of such independent counsel and to review this Agreement; and (iv) he or she either obtained the advice of such independent counsel or knowingly and intentionally chose not to seek such advice.

        IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, the day and year first above written.

                                     WAVE OPTICS, INC.


                                     By:
                                         -------------------------------------
                                             [name and title]
---------------------------------
[name], Optionee

Address:
         -------------------------

         -------------------------

                                    EXHIBIT A



Wave Optics, Inc.
1300 Spacepark Way
Mountain View, California 94043
Attention: Corporate Secretary

                       Re: Notice of Exercise of Incentive Share Option

Dear  _______________:

        I hereby exercise, as of ______________, ______, my incentive share option (granted _______________) to subscribe for ____________ ordinary shares of S$0.01 each in the capital of Wave Optics, Inc. (the "Corporation") (the "Option Shares"). Payment of the exercise price of $________ is enclosed herewith.

        As a condition to this notice of exercise, I hereby make the following representations and agreements:

1. I am aware of the Corporation's business affairs and financial condition and have had access to such information about the Corporation as I have deemed necessary or desirable to reach an informed and knowledgeable decision to acquire the Option Shares. I am purchasing the Option Shares for investment for my own account only and not with a view to, or for resale in connection with, any distribution thereof.

2. I understand that the Option Shares have not been registered under the Securities Act of 1933 (the "Act") by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "Commission"), the statutory basis for one such exemption may not exist if presently intend to hold the Option Shares for a minimum capital gains period under the tax laws, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

3. I acknowledge and agree that the Option Shares are restricted securities which must be held indefinitely unless they are subsequently registered under the Act and their offer and sale are qualified under the California Corporate Securities Law of 1968 (the "Law") or exemptions from such registration and qualification are available. I further acknowledge and understand that the Corporation is under no obligation to effect such registration or qualification or to assure the availability of any such exemption.

4. I am aware of the adoption of Rule 144 by the Commission, promulgated under the Act, which permits limited public resale of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the issuer, the passage of not less than one year after the holder has purchased and paid for the securities to be sold, effectuation of the sale on the public market through a broker in an unsolicited "brokers' transaction" or to a "market maker," and compliance with specified limitations on the amount of securities to be sold (generally, one percent of the total amount of Shares outstanding) during any three-month period.

5. I understand that the Corporation currently does not, and at the time I wish to sell the Option Shares may not, satisfy the current public information requirement of Rule 144 and, consequently, I may be precluded from selling the Option Shares under Rule 144 even if the one-year minimum holding period has been satisfied, unless I am not an "affiliate" of the Corporation and have purchased and completed payment for the Option Shares to be sold at least two years before the date of such sale. I further understand that Rule 144 does not affect my obligations under the Law and, notwithstanding the availability of Rule 144, I may not offer or sell the Option Shares unless such offer or sale is qualified under the Law or an exemption from such qualification is available.

6. I further understand that if all of the requirements of Rule 144 are not met, compliance with Regulation A or some other exemption from registration will be required; and that, although Rule 144 is not exclusive, the Staff of the Commission has expressed its opinion that persons proposing to sell restricted securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in such transactions do so at their own risk.

7. I further understand that the certificate(s) representing the Option Shares, whether upon initial issuance or any transfer thereof, shall bear on their face such legends, prominently stamped or printed thereon in capital letters of not less than 10-point size, as counsel to the Corporation shall determine, including the following:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR THE PURCHASER'S OWN ACCOUNT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SALE OR OTHER DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT THE (1) REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (2) QUALIFICATION OF THE OFFER AND SALE OR DISPOSITION OF SUCH SECURITIES UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

            "THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH, AND ARE SUBJECT TO TRANSFER UPON CERTAIN EVENTS DESCRIBED IN, AN INCENTIVE SHARE OPTION AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER."

        The Option Shares should be issued to ____________________, and delivered to the following address:


                                            Signed:
                                                   -----------------------------

                                            Dated:
                                                  ------------------------------